Schedule A

to the

Investment Management Agreement between

Guardian Variable Products Trust and

Park Avenue Institutional Advisers LLC

Dated August 8, 2016

Amended March 28, 2018

Fund	Fee (as an annual percentage of average daily net assets of the Fund)
Guardian Large Cap Fundamental Growth VIP Fund	0.62% on assets up to $100 million; 0.57% on assets from $100 to $300 million; 0.52% on assets from $300 to $500 million; 0.50% on assets over $500 million.
Guardian Large Cap Disciplined Growth VIP Fund	0.62% on assets up to $100 million; 0.57% on assets from $100 to $300 million; 0.52% on assets from $300 to $500 million; 0.50% on assets over $500 million.
Guardian Integrated Research VIP Fund	0.55% on assets up to $100 million; 0.50% on assets from $100 to $300 million; 0.40% on assets over $300 million.
Guardian Diversified Research VIP Fund	0.60%

Fund	Fee (as an annual percentage of average daily net assets of the Fund)
Guardian Large Cap Disciplined Value VIP Fund	0.65% on assets up to $100 million; 0.60% on assets from $100 to $300 million; 0.55% on assets from $300 to $500 million; 0.53% on assets over $500 million.
Guardian Growth & Income VIP Fund	0.65% on assets up to $100 million; 0.60% on assets from $100 to $300 million; 0.55% on assets from $300 to $500 million; 0.53% on assets over $500 million.
Guardian Mid Cap Traditional Growth VIP Fund	0.80% on assets up to $100 million; 0.75% on assets from $100 to $300 million; 0.73% on assets over $300 million.
Guardian Mid Cap Relative Value VIP Fund	0.72% on assets up to $100 million; 0.67% on assets from $100 to $300 million; 0.62% on assets from $300 to $500 million; 0.60% on assets over $500 million.
Guardian International Growth VIP Fund	0.80% on assets up to $100 million; 0.75% on assets over $100 million.

Fund	Fee (as an annual percentage of average daily net assets of the Fund)
Guardian International Value VIP Fund	0.80% on assets up to $100 million; 0.75% on assets over $100 million.
Guardian Core Plus Fixed Income VIP Fund	0.45% on assets up to $300 million; 0.40% on assets over $300 million.
Guardian Small Cap Core VIP Fund	0.69%
Guardian Global Utilities VIP Fund	0.73%
Guardian Multi-Sector Bond VIP Fund	0.52%
Guardian Total Return Bond VIP Fund	0.45% on assets up to $300 million 0.40% on assets over $300 million
Guardian U.S. Government Securities VIP Fund	0.47%